Exhibit 10.75

INVENTURE FOODS, INC.

RESTRICTED STOCK AGREEMENT

(Directors)

Inventure Foods, Inc. (the “Company”) hereby grants you,                        (“Director”), a grant of restricted stock. The date of this Agreement is                                                .  Subject to the provisions set forth in this Agreement and the provisions of the Company’s Amended and Restated 2005 Equity Incentive Plan, a copy of which is attached hereto as Exhibit A (the “Plan”), the principal features of this grant are as follows:

NUMBER OF SHARES OF RESTRICTED STOCK:

PURCHASE PRICE PER SHARE:	$0.01

PURCHASE DATE:	On or before

VESTING DATE:

Director understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), as the Shares vest, the fair value of such Shares will be reportable as ordinary income at that time.  Director further understands that instead of being taxed when and as the Shares vest, Director may elect to be taxed as of the Purchase Date of the Shares with respect to the fair value of all Shares on such date less the purchase price paid for the Shares.  Such election may only be made under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the Purchase Date.  The form for making this election may be provided by the Company for Director’s convenience only.  Director understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income as the Shares vest.  DIRECTOR ACKNOWLEDGES THAT IT IS DIRECTOR’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF DIRECTOR REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON DIRECTOR’S BEHALF.  DIRECTOR IS RELYING SOLELY ON DIRECTOR’S ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE AN 83(b) ELECTION.

Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in this Agreement and the Plan attached hereto as Exhibit A, including without limitation provisions relating to vesting and forfeiture of shares covered by this grant.  PLEASE BE SURE TO READ THIS AGREEMENT AND THE PLAN IN THEIR ENTIRETY.

INVENTURE FOODS, INC.	DIRECTOR

By:
Print Name:	Print Name:
Print Title:	Date:
Date:

TERMS AND CONDITIONS

1.               Incorporation of the Plan.  The Plan attached hereto is incorporated by reference into this Agreement, and any capitalized term not defined in this Agreement shall have the meaning ascribed to such term under the Plan.  To the extent that any provisions of this Agreement violates or is inconsistent with the Plan, the Plan shall govern and any inconsistent provision in this Agreement shall be of no force or effect.

2.               Grant.  The Company hereby grants to the Director        shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) at a purchase price of $0.01 per Share, subject to all of the terms and conditions in this Agreement. The Director has until                  to make such purchase after which date Director will have no further right to purchase the Shares under this Agreement.  The date on which Director timely purchases the Shares hereunder shall be referred to as the “Purchase Date”.

3.               Shares Held in Escrow. Unless and until the Shares have vested in the manner set forth in paragraphs 4 or 5, such Shares will be issued in the name of the Director and held by the Secretary of the Company as escrow agent (the “Escrow Agent”), and cannot be sold, transferred or otherwise disposed of, nor pledged or otherwise hypothecated. The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Shares or otherwise note its records as to the restrictions on transfer set forth in this Agreement. The certificate or certificates representing such Shares will not be delivered by the Escrow Agent to the Director unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

4.               Vesting Schedule. Except as provided in Section 5, and subject to Section 6, all Shares subject to this grant will vest on                     ; provided, however, that vesting will occur only if the Director remains on the Company’s Board of Directors through the vesting date.

5.               Accelerated Vesting. The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares at any time. If so accelerated, such Shares will be considered as having vested as of the date specified by the Board.  Notwithstanding the foregoing, all Shares subject to this grant shall vest immediately, and without further action of any party, upon a “change of control” of Company.  When used herein, the term “change of control” shall mean the change of hands, within any consecutive one-month period, of more than thirty percent (30%) of the voting stock of the Company, with the concomitant result that the new owner or owners of such stock exercise their voting rights to “control” the identities of the members of the Board, as the term “control” is defined, or to which reference is made, in the regulations promulgated under the Securities Exchange Act of 1934.

6.               Forfeiture.  Notwithstanding any contrary provision of this Agreement, all Shares that have not vested pursuant to paragraphs 4 or 5 will thereupon be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company if the Director does not remain on the Company’s Board of Directors through the vesting date. The Director will not be entitled to a refund of the price paid for any Shares returned to the Company pursuant to this paragraph 6. The Director hereby appoints the Escrow Agent with full power of substitution, as the Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Director to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination.

7.               Death of Director. Any distribution or delivery to be made to the Director under this Agreement will, if the Director is then deceased, be made to the Director’s designated beneficiary, or if no beneficiary survives the Director, to the administrator or executor of the Director’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

9.               Rights as Shareholder.  Director shall have all rights of a shareholder prior to the vesting of the Shares, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto.

10.         No Effect on Term of Board Service.  This Agreement is not an assurance of continued engagement as a director for any period of time, including any period of time necessary to permit vesting of the Shares subject to this grant under Section 4 above.

11.         Entire Agreement; Amendment.  This Agreement embodies the entire understanding and agreement of the parties in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind either party hereto.  This Agreement may be amended only by a writing executed by the Company and Director that specifically states that it is amending this Agreement.  Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to Director, and provided that no such amendment adversely affects the rights of Director hereunder without Director’s written consent.  Without limiting the foregoing, the Board reserves the right to change, by written notice to Director, the provisions of the Shares or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling or judicial decisions, provided that any such change shall be applicable only to the Shares which are then subject to restrictions as provided herein.

12.         Severability.  If all or any part of this Agreement is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement not declared to be unlawful or invalid.  Any Section of this Agreement so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

13.         Binding Effect and Benefit.  This Agreement shall be binding upon and, subject to the conditions hereof, inure to the benefit of the Company, its successors and assigns, and Director and Director’s successors and assigns.

14.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona without regard to principles of conflicts of law.